                                                                   Exhibit 99.1

PaineWebber

-------------------------------------------------------------------------------
                            N E W S   R E L E A S E
-------------------------------------------------------------------------------


               PAINE WEBBER GROUP REPORTS RECORD RESULTS FOR 1998

   -- 1998 EARNINGS PER SHARE OF $2.72; NET INCOME RISES TO $433.6 MILLION --
            -- THIRD CONSECUTIVE YEAR OF RECORD EARNINGS FOR FIRM --

     NEW YORK, January 19, 1999 -- Paine Webber Group Inc. announced today record financial results for fiscal 1998. Net income was $433.6 million, or $2.72 per diluted share, for the year ended December 31, 1998, compared with net income of $415.4 million, or $2.56 per diluted share for fiscal 1997. Revenues, including net interest, for 1998 were $4.4 billion, an increase of 7 percent from $4.1 billion the previous year.

     For the fourth quarter ended December 31, 1998, net income was $100.4 million, or $0.63 per diluted share, compared with $108.7 million, or $0.68 per diluted share, in the corresponding period a year ago. Revenues, including net interest, were $1.10 billion, compared with $1.07 billion in the fourth quarter of 1997. Return on common equity was 16.3 percent for the quarter, compared with
22.3 percent for the year-ago period.

     "We are pleased to report the third consecutive year of record earnings for PaineWebber," said Donald B. Marron, PaineWebber's chairman and chief executive officer. "Our 1998 revenues, the highest in the firm's 119-year history, reflect strength across all business lines and include record results in commissions, asset management and investment banking. These results were achieved despite a downturn in world markets during the third quarter, and reflect the firm's commitment to a consistent business strategy, domestic focus and conservative risk profile.

     "As we prepare for the new century, we are confident that our determination to offer the best quality advice to investors, together with our strong brand name, will be increasingly valuable in a crowded marketplace," Mr. Marron said. "At the same time, we will focus on developing businesses with the highest potential for growth to drive continued performance success and strong returns for our shareholders."

Paine Webber Group Inc.
Page 2


     Among the highlights:

- Assets under control, a key measure of the firm's asset gathering strategy, reached $352 billion, a record, and an increase of 18 percent from $297 billion a year ago. Assets under control have grown at an annual compound rate of 20.4 percent for the last five years.

- Assets under management reached $58.5 billion, a record, and an increase of nearly 20 percent from 1997. Sales of mutual funds by Mitchell Hutchins, the firm's asset management subsidiary, reached the highest levels in five years, increasing by 71 percent from 1997.

- Wrap fee assets, a main component of the strategy of developing fee-based assets, were $30.6 billion, a record, and an increase of 43 percent from a year ago.

- Recurring fee income, a reflection of the quality of the firm's revenue stream, reached an all-time high of $921 million, an increase of 32 percent from 1997.

- In December Paine Webber announced a joint venture with the Yasuda Mutual Life Insurance Company to develop, sponsor and manage mutual funds in Japan.

- At year-end, the firm employed 6,951 investment executives, an all-time high, and an increase of 11 percent from a year ago.

- The Municipal Securities Group achieved the No. 1 industry ranking for the fourth quarter in negotiated senior underwritings, and was No. 2 for the full year 1998.

- The firm's overall financial strength improved significantly in 1998 from a year ago, with record levels in the following: book value per common share of $16.76, an increase of 21.4 percent; total capital of $7.28 billion, an increase of 23.2%; and total shareholders' equity of $2.44 billion, an increase of 26.4 percent.

     Paine Webber Group Inc., together with its subsidiaries, serves the investment and capital needs of a worldwide client base. The firm employs 17,767 people in 303 offices.

     THIS NEWS RELEASE AND MORE INFORMATION ABOUT PAINE WEBBER GROUP INC. CAN BE FOUND ON OUR CORPORATE SITE ON THE WORLD WIDE WEB, www.painewebber.com.


                            - Two tables to follow -

PAINE WEBBER GROUP INC.
QUARTERLY STATISTICAL SUPPLEMENT - OPERATING RESULTS  [UNAUDITED]

                                                          4Q 98         3Q 98          2Q 98         1Q 98         4Q 97
------------------------------------------------------------------------------------------------------------------------
ROE Common                                                 16.3%         14.0%          23.7%         23.5%         22.3%
Income Before Taxes & Minority Interest
       as a Percentage of Net Revenue                      15.2%         13.4%         18.2%          17.8%         16.4%
------------------------------------------------------------------------------------------------------------------------
E.P.S. [Diluted]                                          $0.63         $0.51         $0.82          $0.77         $0.68
Diluted Shares [Millions]                                 150.9         151.4         151.2          149.5         150.9
Dividends Paid Per Common Share                           $0.11         $0.11         $0.11          $0.11         $0.11
Book Value Per Common Share                              $16.76        $15.86        $15.38         $14.46        $13.80
Common Shares Outstanding [Millions]                      145.5         142.8         140.6          139.3         139.9
------------------------------------------------------------------------------------------------------------------------
Total Capital [$Billions]                                 $7.28         $6.64         $6.56          $6.14         $5.91
Total Shareholders' Equity [$Billions]                    $2.44         $2.26         $2.16          $2.02         $1.93
------------------------------------------------------------------------------------------------------------------------
Assets Under Control [$Billions]                         $351.7        $313.2        $329.3         $322.6        $297.1
Assets Under Management [$Billions]                       $58.5         $54.1         $54.7          $54.0         $48.9
    Money Market Funds                                     31.4          29.9          28.6           29.0          25.9
    Long Term Mutual Funds                                 13.8          12.5          13.2           12.4          11.3
    Institutional and Other                                13.3          11.7          12.9           12.6          11.7

Wrap Fee Assets [$Billions]                               $30.6         $24.7         $26.5          $24.8         $21.4
------------------------------------------------------------------------------------------------------------------------
Recurring Fees (YTD Annualized)                            $921          $908          $886           $836          $700
               [$Millions]

Recurring Fees (Incl. Margin Interest) -
As a % of Fixed Costs                                        91%          93%           94%            86%           84%
------------------------------------------------------------------------------------------------------------------------
Employees                                                17,767        17,424        17,045        16,828         16,627

Investment Executives                                     6,951         6,739         6,551         6,401          6,249

Sales Offices                                               303           299           300           299            299
------------------------------------------------------------------------------------------------------------------------

                             PAINE WEBBER GROUP INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                (IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                                  Quarter Ended December 31,             Year Ended December 31,
                                                                   1998               1997               1998               1997
                                                               ------------       ------------       ------------       ------------
REVENUES
  Commissions                                                  $    420,233       $    392,284       $  1,641,283       $  1,496,791
  Principal Transactions                                            199,245            254,611            868,807          1,055,648
  Asset Management                                                  188,015            154,753            713,570            542,755
  Investment Banking                                                109,687            122,875            530,972            460,001
  Interest                                                          780,455            786,469          3,352,708          2,963,124
  Other                                                              37,406             34,044            142,242            138,633
                                                               ------------       ------------       ------------       ------------

TOTAL REVENUES                                                    1,735,041          1,745,036          7,249,582          6,656,952

  Interest Expense                                                  638,548            675,351          2,844,468          2,544,550
                                                               ------------       ------------       ------------       ------------

NET REVENUES                                                      1,096,493          1,069,685          4,405,114          4,112,402
                                                               ------------       ------------       ------------       ------------

NON-INTEREST EXPENSES
  Compensation and Benefits                                         651,774            631,935          2,601,364          2,420,296
  Office & Equipment                                                 78,273             69,367            301,845            275,532
  Communications                                                     40,585             39,233            154,272            153,285
  Business Development                                               27,350             23,115            103,287             82,099
  Brokerage, Clearing & Exchange Fees                                25,583             20,678             97,430             86,808
  Professional Services                                              28,702             37,143            123,265            129,066
  Other Expenses                                                     78,012             72,910            308,644            292,209
                                                               ------------       ------------       ------------       ------------


TOTAL NON-INTEREST EXPENSES                                         930,279            894,381          3,690,107          3,439,295
                                                               ------------       ------------       ------------       ------------

INCOME BEFORE INCOME TAXES & MINORITY INTEREST                      166,214            175,304            715,007            673,107

Provision for Income Taxes                                           57,726             58,535            249,208            228,626
                                                               ------------       ------------       ------------       ------------

INCOME BEFORE MINORITY INTEREST                                     108,488            116,769            465,799            444,481

Minority Interest                                                     8,061              8,061             32,244             29,032
                                                               ------------       ------------       ------------       ------------

NET INCOME                                                     $    100,427       $    108,708       $    433,555       $    415,449
                                                               ============       ============       ============       ============


NET INCOME APPLICABLE TO COMMON SHARES                         $     94,515       $    101,330       $    409,908       $    385,936

EARNINGS PER SHARE
             BASIC                                             $       0.66       $       0.75       $       2.91       $       2.84
             DILUTED                                           $       0.63       $       0.68       $       2.72       $       2.56

WEIGHTED AVERAGE COMMON SHARES
             BASIC                                              143,074,000        134,559,000        140,864,000        135,943,000
             DILUTED                                            150,920,000        150,925,000        150,611,000        153,348,000